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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                              ---------------------


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 27, 1999





                                     TEKELEC
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             (Exact name of registrant as specified in its charter)




  California                       0-15135                      95-2746131
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(State or other                 (Commission                  (I.R.S. Employer
jurisdiction of                 File Number)                Identification No.)
 incorporation)



26580 West Agoura Road, Calabasas, California                    91302
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  (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (818) 880-5656
                                                          ------------------




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ITEM 5.  OTHER EVENTS.

                  On October 27, 1999, Tekelec, a California corporation (the "Registrant"), issued a press release announcing that it had entered into an agreement to sell $117,500,000 principal amount at maturity of its 3.25% convertible subordinated discount notes due 2004, issued at 85.35% of their face amount (equivalent to gross proceeds at issuance of approximately $100,000,000). The Registrant has granted the initial purchasers of the notes a 30-day option to purchase an additional $17,500,000 principal amount at maturity of its notes (equivalent to additional gross proceeds at issuance of approximately $15,000,000) to cover over-allotments, if any. The offering is expected to close on November 2, 1999. The Registrant intends to use the net proceeds from the sale of the Notes to refinance the subordinated notes in the aggregate principal amount of $100,000,000 issued by the Registrant in connection with its May 1999 acquisition of all of the outstanding stock of IEX Corporation, a Nevada corporation, and the excess, if any, will be used for working capital and other general corporate purposes.

                  A copy of the Registrant's press release dated October 27, 1999 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit No.      Description of Exhibit
         -----------      ----------------------
              99.1        Press Release of the Registrant dated October 27, 1999





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TEKELEC


Date:  October 28, 1999                  By:  /s/ RONALD W. BUCKLY
                                              ---------------------------------
                                              Ronald W. Buckly,
                                              Vice President and General Counsel






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                                  EXHIBIT INDEX


     Exhibit No.         Description of Exhibit
     -----------         ----------------------

        99.1             Press Release of the Registrant dated October 27, 1999





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